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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1993 Incentive Stock Option Plan, the Salem Trust Bank 1986 Incentive Stock Option Plan, the 1995 Directors Performance Plan of American Federal Bank, FSB, the 1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB, the 1993 Nonstatutory Stock Option Plan for Graham Savings Bank, Inc., SSB, the Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, the Long-Term Incentive Plan, the American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan, and the Stone Street Bancorp, Inc. Stock Option Plan, of our report dated January 27, 2000, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Memphis, Tennessee
July 21, 2000